Exhibit 10.3

EXECUTION VERSION

FIFTH

LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT

among

SBA PROPERTIES, INC.,

SBA SITES, INC.,

SBA STRUCTURES, INC.

as Borrowers,

SBA INFRASTRUCTURE, LLC,

SBA TOWERS USVI II, INC.,

and

SBA MONARCH TOWERS III, LLC,

as Additional Borrowers,

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee dated as of August 9, 2012

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	3

ARTICLE II

2012-1 COMPONENT DETAILS

Section 2.01	2012-1 Component Details	4

ARTICLE III

MORTGAGE LOAN INCREASE

Section 3.01	Loan Increase	6
Section 3.02	Use of Proceeds	7
Section 3.03	Funding of Reserves	7

ARTICLE IV

ADDITION OF ADDITIONAL BORROWERS

Section 4.01	Election	7
Section 4.02	Further Assurances	9
Section 4.03	Joinder	9

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS

Section 5.01	Representations and Warranties	10
Section 5.02	Additional Representations, Warranties and Covenants of the Closing Date Borrowers	10
Section 5.03	Amendments to the Loan Agreement Schedules	12

-i-

ARTICLE VI

AMENDMENT OF THE LOAN AGREEMENT

Section 6.01	Manner of Prepayment	13
Section 6.02	Principal Place of Business	13
Section 6.03	Performance of Agreements and Leases	13
Section 6.04	Ground Leases	13
Section 6.05	Easements	13
Section 6.06	Cash Trap Reserve	14
Section 6.07	Definitions	14
Section 6.08	Conditional Amendments	15

ARTICLE VII

AMENDMENT OF ORGANIZATIONAL DOCUMENTS

Section 7.01	Consent by Lender	16

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01	Governing Law	16
Section 8.02	Severability	17
Section 8.03	Counterparts	17

ARTICLE IX

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 9.01	Applicability	17

-ii-

FIFTH LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT

This FIFTH LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT (this “Loan Agreement Supplement”) is dated as of August 9, 2012, and entered into by and among SBA PROPERTIES, INC., a Florida corporation (“SBA Properties”), SBA SITES, INC., a Florida corporation (“SBA Sites”), SBA STRUCTURES, INC., a Florida corporation (“SBA Structures” and, collectively with SBA Properties and SBA Sites, the “Existing Borrowers” and, each individually, an “Existing Borrower”), SBA INFRASTRUCTURE, LLC, a Delaware limited liability company (“SBA Infrastructure”), SBA TOWERS USVI II, INC., a Florida corporation (“SBA USVI II”), SBA MONARCH TOWERS III, LLC, a Delaware limited liability company (“SBA Monarch”, and collectively with SBA Infrastructure and SBA USVI II, the “Additional Borrowers” and collectively, with the Existing Borrowers, the “Closing Date Borrowers” and, each individually, a “Closing Date Borrower”), and MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION (f/k/a Midland Loan Services, Inc.), as servicer (the “Servicer”), on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor trustee to Bank of America, N.A. successor trustee by merger to LaSalle Bank National Association), as trustee (the “Trustee”) under that certain Trust and Servicing Agreement (the “Trust Agreement”) dated as of November 18, 2005 among SBA DEPOSITOR LLC (f/k/a SBA CMBS-1 Depositor LLC) (the “Depositor”), the Servicer and the Trustee.

RECITALS

WHEREAS, SBA Properties entered into an Amended and Restated Loan and Security Agreement, dated as of November 18, 2005 (the “Loan Agreement”), between SBA Properties and the Depositor;

WHEREAS, the Depositor assigned all of its right, title and interest in the Loan Agreement to the Trustee on behalf of the Certificateholders pursuant to the Trust Agreement and the Servicer is authorized to enter into this Loan Agreement Supplement on behalf of the Trustee pursuant to Section 3.25 of the Trust Agreement;

WHEREAS, on November 6, 2006, SBA Properties, SBA Structures, SBA Sites, SBA Towers, Inc., a Florida corporation (“SBA Towers”), SBA Puerto Rico, Inc., a Florida corporation (“SBA PR”) and SBA Towers USVI, Inc., a U.S. Virgin Islands corporation (“SBA USVI” and, collectively with SBA Structures, SBA Sites, SBA Towers and SBA PR, the “Added Borrowers”) entered into the Second Loan and Security Agreement Supplement and Amendment together with the Servicer on behalf of the Trustee (the “Second Loan Supplement”) whereby a Loan Increase in the amount of $1,150,000,000 (the “First Mortgage Loan Increase”) was agreed upon and the Added Borrowers were added as Additional Borrowers under the Loan Agreement in accordance with Section 2.3 of the Loan Agreement, and each Added Borrower agreed to be bound by and perform all of the obligations of a Borrower under the Loan Agreement and the other Loan Documents;

WHEREAS, SBA Towers, SBA PR and SBA USVI (collectively the “Released Borrowers”) entered into a Payoff, Termination and Release Agreement, dated as of July 28, 2009, among the Released Borrowers, the Existing Borrowers, the Servicer and Bank of America, N.A., (successor by merger to LaSalle Bank National Association) on behalf of SBA Tower Trust and the holders of the Certificates corresponding to the 2005-1 Components, whereby the 2005-1 Components were repaid and the Released Borrowers were released from their obligations under the Loan Documents;

WHEREAS, on April 16, 2010 (the “Prior Closing Date”), the Existing Borrowers entered into the Third Loan and Security Agreement Supplement and Amendment with the Servicer on behalf of the Trustee (the “Third Loan Supplement”) whereby a Loan Increase in the amount of $680,000,000 (the “Second Mortgage Loan Increase”), in the form of one (1) component designated as 2010-1C (the “2010-1C Component”), was agreed upon;

WHEREAS, on the Prior Closing Date, the Existing Borrowers entered into the Fourth Loan and Security Agreement Supplement and Amendment with the Servicer on behalf of the Trustee (the “Fourth Loan Supplement”) whereby a Loan Increase in the amount of $550,000,000 (the “Third Mortgage Loan Increase”), in the form of one (1) component designated as 2010-2C (the “2010-2C Component” and, together with the 2010-1C Component, the “2010 Components”) was agreed upon;

WHEREAS, the Existing Borrowers entered into a Payoff, Termination and Release Agreement, dated as of the Prior Closing Date, among the Existing Borrowers, the Guarantor, the Servicer, the Trustee and Bank of America, N.A., as Paying Agent, on behalf of the trust established pursuant to the Trust Agreement and the holders of the Certificates corresponding to the 2006-1 Components, whereby the 2006-1 Components were repaid and the Existing Borrowers were released from their obligations under the Loan Documents with respect to the 2006-1 Components;

WHEREAS, each Existing Borrower and each Additional Borrower intend to, and the Lender has agreed to, add each Additional Borrower as a Borrower under the Loan Agreement in accordance with Section 2.3 of the Loan Agreement and Section 3.25 of the Trust Agreement, and each Additional Borrower has agreed to become a Borrower thereunder, and be bound by and perform all of the obligations of a Borrower under the Loan Agreement and the other Loan Documents;

WHEREAS, upon the addition of the Additional Borrowers in accordance with Section 2.3 of the Loan Agreement and Section 3.25 of the Trust Agreement, the properties (including land and Improvements) and all related facilities that are owned or leased by the Additional Borrowers will become Additional Borrower Sites under the Loan Agreement, as provided for therein;

WHEREAS, pursuant to Section 3.2 of the Loan Agreement, the Closing Date Borrowers desire to effect a Loan Increase in an amount equal to $610,000,000 (the “Fourth Loan Increase”), in the form of one (1) component designated as 2012-1C (the “2012-1 Component”), and the Lender has agreed to the Fourth Loan Increase and to advance the amount of the Fourth Loan Increase;

WHEREAS, the 2012-1 Component constitutes a Component as defined in the Loan Agreement;

WHEREAS, the Closing Date Borrowers and the Lender have agreed to certain amendments to the Loan Agreement;

WHEREAS, the Closing Date Borrowers and the Lender intend these recitals to be a material part of this Agreement; and

WHEREAS, all things necessary to make this Loan Agreement Supplement the valid and legally binding obligation of the Closing Date Borrowers in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. All words and phrases defined in the Loan Agreement shall have the same meanings in this Loan Agreement Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Loan Agreement Supplement unless the context clearly requires otherwise:

“2012-1 Component” shall have the meaning ascribed to it in the Recitals hereto.

“2012-1 Note” shall have the meaning ascribed to it in Section 3.01(b) hereof.

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Certificates” shall mean the Series 2012-1 certificates issued by the trust established pursuant to the Trust Agreement corresponding to the 2012-1 Component.

“Component Rate” shall mean the rate per annum set forth in Section 2.01(a)(i) hereof.

“Date of Issuance” shall mean, with respect to the 2012-1 Component, August 9, 2012.

“Initial Increase Reserve Account” shall mean the account described in Section 2.01(a)(v) hereof.

“Initial Purchasers” shall mean Barclays Capital Inc., Deutsche Bank Securities Inc. and the other Initial Purchasers listed in Schedule I of the Purchase Agreement.

“Maturity Date” shall mean the date set forth in Section 2.01(a)(iii) hereof.

“Mortgage File” shall have the meaning ascribed to it in the Trust Agreement.

“Offering Memorandum” shall mean the Offering Memorandum dated July 26, 2012, relating to the offering and sale of the Certificates.

“Post-ARD Additional Interest Rate” shall have the meaning ascribed to it in Section 2.01(a)(ii) hereof.

“Purchase Agreement” shall mean the Purchase Agreement, dated July 26, 2012, relating to the purchase by the Initial Purchasers of the Certificates.

“Yield Maintenance” shall have the meaning ascribed to it in Section 2.01(a)(iv) hereof.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Loan Agreement Supplement.

In the event that any term or provision contained herein with respect to the 2012-1 Component shall conflict with or be inconsistent with any term or provision contained in the Loan Agreement, the terms and provisions of this Loan Agreement Supplement shall govern.

ARTICLE II

2012-1 COMPONENT DETAILS

Section 2.01 2012-1 Component Details. (a) The 2012-1 Component authenticated and delivered under this Loan Agreement Supplement shall consist of one (1) Component having:

(i) the designation, Component Principal Balance and Component Rate set forth below.

Component	Initial Component Principal Balance	Component Rate
2012-1C	$610,000,000	2.933%

(ii) Post-ARD Additional Interest Rate determined by the Servicer to be the greater of (i) five percent (5%) and (ii) the amount, if any, by which the sum of the following exceeds the Component Rate for such Component: (x) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years plus (y) the “Spread” set forth below in the appropriate row corresponding to such Component plus (z) five percent (5%):

Component	Spread
2012-1C	2.37%

(iii) a Maturity Date which is the Due Date occurring in December 2042 or such earlier date on which the final payment of principal of the Notes becomes due and payable as provided in the Loan Agreement, whether at such stated Maturity Date, by acceleration, or otherwise.

(iv) Yield Maintenance, which for the 2012-1 Component shall be in an amount equal to the excess, if any, of (i) the present value as of the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest that the Borrowers would otherwise be required to pay on the 2012-1 Component (or portion thereof) on the related Due Date from the date of such prepayment to and including the first Due Date that occurs twelve months prior to the Anticipated Repayment Date for the 2012-1 Component absent such prepayment, assuming the entire unpaid Principal Amount of the 2012-1 Component is required to be paid on such Due Date, with such present value determined by the use of a discount rate equal to the sum of (x) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association), on the Due Date relating to the date of such prepayment, of the United States Treasury Security having the maturity closest to the Distribution Date that occurs twelve months prior to the Assumed Final Distribution Date related to the Anticipated Repayment Date for the 2012-1 Component plus (y) 0.50% over (ii) the Component Principal Balance of the 2012-1 Component (or portion thereof) on the date of such prepayment. No Yield Maintenance is payable in connection with any prepayment of the 2012-1 Component that occurs less than twelve months prior to the Anticipated Repayment Date with respect to the 2012-1 Component.

(v) Interest shall accrue on the 2012-1 Component and the corresponding 2012-1 Note from and including the date hereof. An amount equal to the interest for the period from and including the date hereof until the Distribution Date in September, 2012 shall be deposited on the date hereof in the Initial Increase Reserve Account and applied by the Lender to the payment of such interest on the Due Date in September, 2012. No interest will be payable on the 2012-1 Component on the Due Date in August, 2012.

(b) There are no Scheduled Principal Payments in respect of the 2012-1 Component and the Closing Date Borrowers shall not be required to pay any principal of the 2012-1 Component prior to the Due Date in December 2017 (such date with respect to the 2012-1 Component, the “Anticipated Repayment Date”), other than after the occurrence and during the continuation of an Amortization Period or an Event of Default as provided in the Loan Agreement or as otherwise required under the terms of the Loan Documents.

ARTICLE III

MORTGAGE LOAN INCREASE

Section 3.01 Loan Increase. (a) Pursuant to Section 3.2 of the Loan Agreement, the Lender and the Closing Date Borrowers agree to the Fourth Loan Increase, constituting the Component described in Section 2.01.

(b) On the date hereof, each Closing Date Borrower shall execute and deliver to the Trustee a promissory note payable to the order of the Trustee evidencing the 2012-1 Component, in the initial principal amount equal to $610,000,000 (the “2012-1 Note”). The 2012-1 Note shall bear interest on the unpaid principal amount thereof at the Component Rate and mature on the Maturity Date. The Closing Date Borrowers shall also, on the date hereof, execute and deliver to the Trustee in exchange for (i) the promissory note evidencing the 2010-1C Component, in an initial principal amount equal to $680,000,000 (the “2010-1C Note”) and (ii) the promissory note evidencing the 2010-2C Component, in an initial principal amount equal to $550,000,000 (the “2010-2C Note” and, together with the 2010-1C Note, the “2010 Notes”), each executed and delivered to the Trustee by the Existing Borrowers on the Prior Closing Date, an amended and restated 2010-1C Note and an amended and restated 2010-2C Note, each payable to the order of the Trustee, under which each Closing Date Borrower agrees to be jointly and severally liable for the payment of all amounts payable thereunder.

(c) The Closing Date Borrowers hereby represent and warrant to the Lender that each condition of Section 3.2 of the Loan Agreement in respect of the Fourth Loan Increase has been satisfied, as of the date hereof.

(d) The parties hereto agree that the date hereof is an Allocated Loan Amount Determination Date, pursuant to Section 11.8 of the Loan Agreement, the Servicer has determined the Allocated Loan Amounts for each Site after giving effect to the Addition of the Additional Borrower Sites and the Fourth Loan Increase, as described herein, based on information provided to it by the Manager, and until any subsequent Allocated Loan Amount Determination Date, such Allocated Loan Amounts shall be as set forth on Exhibit A hereto.

(e) The parties hereto agree that Exhibits C and D of the Loan Agreement are hereby deleted in their entirety and replaced by Exhibits C and D hereto.

Section 3.02 Use of Proceeds. The proceeds from the sale of the Certificates shall be used to fund the Fourth Loan Increase and the proceeds of the Fourth Loan Increase shall be used to (i) pay all recording fees and taxes, title insurance premiums, reasonable out of pocket costs and expenses incurred by the Lender, including reasonable legal fees and expenses of counsel to the Lender, and other costs and expenses approved by the Lender (which approval will not be unreasonably withheld or delayed) related to 2012-1 Component; (ii) pay all fees and expenses incurred by the Closing Date Borrowers; (iii) fund the reserve deposits described in Section 3.03 hereof; and (iv) make a cash distribution to each Closing Date Borrower.

Section 3.03 Funding of Reserves. (a) Pursuant to Section 6.3 of the Loan Agreement, on the date hereof, the Closing Date Borrowers shall deposit with Central Account Bank $1,390,758 for deposit in the Impositions and Insurance Reserve as required in connection with the Addition of the Additional Borrower Sites hereunder, and has delivered to Lender an Officer’s Certificate setting forth in reasonable detail the calculation of the forgoing.

(b) Pursuant to Section 6.2 of the Loan Agreement, on the date hereof, the Closing Date Borrowers shall deposit with Central Account Bank $1,777,887 for deposit in the Advance Rents Reserve Sub-Account in connection with the Addition of the Additional Borrower Sites hereunder.

(c) The Lender shall designate a Sub-Account of the Central Account to be the “Fourth Loan Increase Reserve Account”. On the date hereof, the Closing Date Borrowers shall deposit an amount equal to the amount of interest that will accrue on the 2012-1 Component from the date hereof to but excluding the Distribution Date in August 2012 (such amount, the “Fourth Loan Increase Reserve”). The Fourth Loan Increase Reserve shall be a Reserve under the Loan Agreement, and shall be applied by the Lender on the Due Date in September 2012 to the payment of such interest.

(d) The deposits into the Reserves described in clauses (a), (b) and (c) above shall occur by deduction from the amount of the Fourth Loan Increase disbursed to the Closing Date Borrowers pursuant to Section 3.02 hereof on the date hereof. Notwithstanding such deductions, the Fourth Loan Increase contemplated hereby shall be deemed for all purposes to be fully disbursed.

ARTICLE IV

ADDITION OF ADDITIONAL BORROWERS

Section 4.01 Election. (a) Pursuant to Sections 2.3 and 3.2 of the Loan Agreement, the Existing Borrowers elect to cause each Additional Borrower to assume and become jointly and severally liable under the Notes, the Loan Agreement and the other Loan Documents, and each Additional Borrower hereby covenants and agrees upon the execution and delivery of this Loan Agreement Supplement by such Additional Borrower:

(i) such Additional Borrower shall be a Borrower jointly and severally liable under the Loan Agreement and each of the other Loan Documents and Mortgage Loan Documents (as defined in the Trust Agreement) to which such Additional Borrower shall be a party, and shall be entitled to all of the respective rights and privileges, and subject to all of the respective duties and obligations of a Borrower thereunder, and

(ii) such Additional Borrower shall perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents and Mortgage Loan Documents to which such Additional Borrower shall be a party are required to be performed by it as a Borrower and shall be bound by all of the provisions of the Loan Agreement and such other Loan Documents and Mortgage Loan Documents as if it had been an original party to such agreements.

(b) On the date hereof, each Additional Borrower shall assume and become jointly and severally obligated under the 2010 Notes in accordance with Section 3.01(b) hereof and shall enter into the following other Loan Documents:

(i) Joinder and Amendment to the Cash Management Agreement, dated as of August 9, 2012, among the Closing Date Borrowers, the Servicer, the Manager and the Trustee;

(ii) the Deeds of Trust;

(iii) Joinder to the Assignment and Subordination of Management Agreement, dated as of August 9, 2012, among the Closing Date Borrowers and the Manager;

(iv) Joinder to the Environmental Indemnity, dated as of August 9, 2012, from the Closing Date Borrowers in favor of the Trustee;

(v) Joinder and Amendment to the Management Agreement, dated as of August 9, 2012, among the Closing Date Borrower, the Parent and the Manager;

(vi) Contribution and Subrogation Agreement, dated as of August 9, 2012, among the Closing Date Borrowers;

(vii) Joinder to the Advance Reimbursement Agreement, dated as of August 9, 2012, among the Closing Date Borrowers, the Servicer and the Trustee;

(viii) Deposit Account Control Agreement, dated as of August 9, 2012, among SBA Infrastructure, the Servicer, the Trustee and Wells Fargo Bank, N.A.;

(ix) Deposit Account Control Agreement, dated as of August 9, 2012, among SBA USVI II, the Servicer, the Trustee and Wells Fargo Bank, N.A.;

(x) Deposit Account Control Agreement, dated as of August 9, 2012, among SBA Monarch, the Servicer, the Trustee and Wells Fargo Bank, N.A.; and

(xi) the Financing Statements.

(c) Each Additional Borrower hereby pledges, assigns and grants to Lender a security interest in and to all of such Additional Borrower’s fixtures and personal property including, but not limited to all, (i) equipment in all forms, now or hereafter existing, all parts thereof and all accessions thereto, including but not limited to machinery, towers, satellite receivers, antennas, headend electronics, furniture, motor vehicles, aircraft and rolling stock, (ii) such Additional Borrower’s fixtures now existing and or hereafter acquired, all substitutes and replacements therefore, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures on or above all Sites and all other real property now owned or hereafter acquired by such Additional Borrower and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described herein), (iii) accounts now or hereafter existing, (iv) inventory now or hereafter existing, (v) general intangibles (other than Site Management Agreements) now or hereafter existing, (vi) investment property now or hereafter existing, (vii) deposit accounts now or hereafter existing, (viii) chattel paper now or hereafter existing, (ix) instruments now owned or hereafter existing, (x) any Site Management Agreements now or hereafter existing (including all rights to payment thereunder, but excluding any other rights that cannot be assigned without third party consent under such Site Management Agreements), and (xi) the equity interests of any subsidiary of such Additional Borrower now owned or hereafter existing and the proceeds of the foregoing, as security for the payment and performance of all of the Obligations.

(d) Each Additional Borrower hereby represents and warrants that it has satisfied (i) all of the provisions of Section 11.7(A) with respect to each of its Additional Borrower Sites that is to be a Mortgaged Site and has delivered an Officer’s Certificate dated the date hereof to that effect and (ii) all of the provisions of Section 11.7(B) with respect to each of its Additional Borrower Sites that is to be an Other Pledged Site and has delivered an Officer’s Certificate dated the date hereof to that effect.

Section 4.02 Further Assurances. (a) Each of the Existing Borrowers and the Additional Borrowers hereby agree that they will deliver to and deposit with, or cause to be delivered to and deposited with, the Servicer such documents and agreements as reasonably requested to evidence the Addition of the Additional Borrower Sites of the Additional Borrowers or as are required to be delivered by the Closing Date Borrowers pursuant to Section 2.01 of the Trust Agreement in connection with such Addition, this Fourth Loan Increase, or the addition of the Additional Borrowers, including, without limitation (i) the documents with respect to the Fourth Loan Increase or the addition of the Additional Borrowers required for the Mortgage File pursuant to Section 2.01(e) of the Trust Agreement and (ii) originals or copies of all other documents, certificates and opinions in the possession or under the control of the Closing Date Borrowers with respect to the Fourth Loan Increase or the addition of the Additional Borrowers and that are necessary for the ongoing servicing and administration of the Loan (or, if any of the foregoing items are not in the actual possession of the Closing Date Borrowers, as soon as reasonably practical, but in any event within 90 days after the date of the Addition).

Section 4.03 Joinder. All references to Borrower or Borrowers contained in the Loan Agreement and the Loan Documents are hereby deemed, for all purposes to refer to and include each of the Additional Borrowers as a Borrower.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS

Section 5.01 Representations and Warranties. (a) Each Closing Date Borrower hereby represents and warrants to the Lender that, as to itself and its Sites, each of the representations and warranties set forth in Article IV of the Loan Agreement, other than Section 4.30, is true as of the date hereof.

(b) Each of the Closing Date Borrowers hereby represents and warrants to the Lender that, as to itself, each of the representations and warranties set forth in Section 9.1 of the Loan Agreement, is true as of the date hereof.

(c) Each of the Closing Date Borrowers hereby represents and warrants to the Lender that each condition of Section 2.3 of the Loan Agreement and Section 3.25 of the Trust Agreement have been satisfied as of the date hereof.

Section 5.02 Additional Representations, Warranties and Covenants of the Closing Date Borrowers.

(a) Each of the Closing Date Borrowers hereby represents, warrants, and covenants to the Lender that, as to itself, from the date of such entity’s formation, and until such time as all Obligations are paid in full, that such Closing Date Borrower:

(i) except for capital contributions and distributions properly reflected on the books and records of such entity, has not entered and shall not enter into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii) has paid and shall pay all of its debts and liabilities from its own assets, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(iii) has done and shall do or caused to be done and shall cause to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iv) has maintained and shall maintain all of its books, records, financial statements and since the date of incorporation or formation, as the case may be, its bank accounts separate from those of any other Person;

(v) has been and shall be, and at all times has held and shall hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(vi) has corrected and shall correct any known misunderstanding regarding its status as a separate entity;

(vii) has conducted and shall conduct all of its business and has held and shall hold all of its assets in its own name;

(viii) has not identified and shall not identify itself or any of its affiliates as a division or part of the other;

(ix) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name;

(x) has not commingled and shall not commingle its funds or other assets with those of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties, and has held all of its funds or other assets in its own name other than any improper deposits by third parties which have been promptly corrected;

(xi) has not guaranteed or become obligated for the debts of any other Person with respect to debts that are still outstanding or, in the case of the Additional Borrowers, will not be discharged as a result of the closing of the Fourth Loan Increase, other than the Loan and shall not guaranty or become obligated for the debts of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(xii) has not held itself out as being responsible for the debts or material obligations of any other Person with respect to debts or obligations that are still outstanding or will not be discharged as a result of the Fourth Loan Increase other than the Loan and shall not hold itself out as being responsible for the debts or material obligations of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(xiii) has allocated and shall allocate fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(xiv) has not pledged its assets to secure the obligations of any other Person with respect to obligations that are still outstanding or will not be discharged as a result of the Fourth Loan Increase other than the Loan and shall not pledge its assets to secure the obligations of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(xv) has maintained and shall maintain adequate capital in light of its contemplated business operations;

(xvi) has not incurred any indebtedness that is still outstanding and shall not incur any indebtedness other than indebtedness that is permitted under the Loan Documents;

(xvii) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the Fourth Loan Increase) or guarantees that are expressly contemplated by the Loan Documents; and

(xviii) has received and reviewed copies of the Loan Agreement and the other Mortgage Loan Documents (as defined in the Trust Agreement).

Section 5.03 Amendments to the Loan Agreement Schedules.

(a) The parties hereto agree that Schedule 1 of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 1 hereto.

(b) The parties hereto agree that Schedule 4 of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4 hereto.

(c) The parties hereto agree that Schedule 4.1(C) of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4.1(C) hereto.

(d) The parties hereto agree that Schedule 4.19 of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4.19 hereto.

(e) The parties hereto agree that Schedules 4.25 and 4.26 of the Loan Agreement are hereby deleted in their entirety and replaced by Schedules 4.25 and 4.26, respectively, hereto.

ARTICLE VI

AMENDMENT OF THE LOAN AGREEMENT

Section 6.01 Prepayment. The parties hereto agree that the first sentence of Section 2.6(A) of the Loan Agreement is hereby deleted and replaced with the following: “The Borrowers may prepay the Loan in whole or in part on any date upon payment of the applicable Yield Maintenance, and no Yield Maintenance is payable in connection with any prepayment of a Component of the Loan that occurs (i) (A) in the case of the 2010-1 Component or the 2010-2 Component, less than nine months prior to the Anticipated Repayment Date with respect to such Component or (B) in the case of any other Component, less than the number of months prior to the Anticipated Repayment Date with respect to such Component set forth in the Loan Agreement Supplement relating to such Component, (ii) with Loss Proceeds received as a result of any condemnation or casualty of a Site or (iii) during an Amortization Period.”

Section 6.02 Performance of Agreements and Leases. The parties hereto agree that clause (ii) of the first sentence of Section 5.9 of the Loan Agreement is hereby amended and revised such that the words “(including, but not limited to, any obligation of such Borrower Party under a Net Rent Tenant Lease to pay amounts to a Tenant thereunder on account of rent payable by third-party co-location sub-tenants who sublease Site Space at the related Site)” shall be inserted at the end thereof.

Section 6.03 Principal Place of Business. The parties hereto agree that Section 4.27 of the Loan Agreement is hereby amended and restated in its entirety as follows: “The Initial Borrower has had its principal place of business located in the State of Florida for the past five (5) years, and was originally organized in the State of Florida.”

Section 6.04 Conversion of the Borrowers. The parties hereto agree that the following new Section be added to the Loan Agreement, immediately following Section 5.24:

“Section 5.25. Conversion of the Existing Borrowers. At any time prior to January 31, 2013, each Existing Borrower may elect to amend its articles of incorporation to convert into a limited liability company organized under the laws of the State of Delaware, upon satisfaction of the following conditions precedent:

(A) On the date of any such conversion, such Existing Borrower shall deliver to the Lender an opinion of counsel reasonably satisfactory to the Lender regarding the valid existence of such Existing Borrower as a limited liability company under the laws of the State of Delaware and the power and authority of such Existing Borrower to perform its obligations under the Loan Documents to which it is a party under such laws and other related matters, in form and substance reasonably satisfactory to the Lender.

(B) On or prior to the date of any such conversion, such Existing Borrower shall deliver to the Lender an opinion of counsel reasonably satisfactory to the Lender stating that such conversion does not constitute a “significant modification” of the Loan or “deemed exchange” of the Notes under Section 1001 of the IRC and will not cause a taxable event for U.S. federal income tax purposes to any holder of a Certificate, in form and substance reasonably satisfactory to the Lender.

(C) On or prior to the date of any such conversion, the Existing Borrower shall deliver to the Lender an opinion of Cadwalader, Wickersham & Taft LLP, special New York counsel to such Existing Borrower, in form and substance reasonably satisfactory to the Lender, to the effect that such conversion, does not, in and of itself, invalidate the conclusions contained in its opinion provided to the Lender dated August 9, 2012 regarding the substantive nonconsolidation of the assets and liabilities of such Existing Borrower with those of SBA Finance.

(D) On or prior to the date of such conversion, such Existing Borrower shall deliver to the Lender an opinion of counsel reasonably satisfactory to the Lender as to the enforceability of the limited liability company agreement of such Existing Borrower against the Guarantor, including certain provisions thereof relating to the filing of a voluntary bankruptcy petition by the Guarantor, the rights of a judgment creditor of the Guarantor against the property of such Existing Borrower, treatment of such Existing Borrower as a separate legal entity and the impact of the bankruptcy or dissolution of the Guarantor on such Existing Borrower, in each case, under the laws of the State of Delaware, in form and substance reasonably satisfactory to the Lender.

(E) On or prior to the date of such conversion, such Existing Borrower shall deliver to the Lender an opinion of counsel reasonably satisfactory to the Lender regarding the applicability under the Bankruptcy Code of Delaware law to the determination of what persons have the authority to file a voluntary bankruptcy petition on behalf of such Existing Borrower, in form and substance reasonably satisfactory to the Lender.

(F) On or prior to the date of any such conversion, such Existing Borrower shall deliver to the Lender one or more opinions of counsel reasonably satisfactory to the Lender regarding the filing of UCC-1 financing statements and the perfection of the security interests created under the Loan Documents the perfection of which are governed by Delaware law, in form and substance reasonably satisfactory to the Lender.

(G) On or prior to the date of any such conversion, such Existing Borrower shall deliver to the Lender an opinion of counsel reasonably satisfactory to the Lender to the effect that the Lender has a perfected security interest in the equity interests in such Existing Borrower, in form and substance reasonably satisfactory to the Lender.

(H) On or prior to the date of any such conversion, such Existing Borrower shall deliver to the Lender an officer’s certificate that such conversion is permitted under the Loan Documents and that all conditions precedent related thereto have been satisfied.

(I) The limited liability company agreement for such Existing Borrower is in the form attached as Exhibit G hereto.

The Borrowers shall provide each Rating Agency with copies of the opinions of counsel, the officer’s certificate, and the limited liability agreement referred to above. The Rating Agencies shall not be addressees of any such opinions of counsel, and shall not be entitled to rely upon them. Upon such conversion, the Lender shall grant such consents or take such other actions as may be necessary to the continued perfection of the security interest granted under the Loan Documents in the equity interests of such Existing Borrower.

Section 6.05 Cash Trap Reserve. The parties hereto agree that the last sentence of Section 6.5 of the Loan Agreement is hereby amended and restated in its entirety as follows: “Notwithstanding the foregoing, during a Cash Trap Condition or an Amortization Period the Lender may apply Excess Cash Flow or amounts in the Cash Trap Reserve to the payment of contingent earn-out obligations of the Borrowers, or to pay amounts payable by the Borrowers to Tenants on account of rent payable by third-party co-location sub-tenants who sublease Site Space at Sites, in the Lender’s sole discretion.”

Section 6.06 Definitions. The parties hereto agree that the following definitions are hereby incorporated in alphabetical order into Section 1.01 of the Loan Agreement, and if such definitions are already found in Section 1.01 of the Loan Agreement, hereby replaces it in its entirety:

“Annualized Run Rate Net Cash Flow” means, for any Site as of any date of determination, the Annualized Run Rate Revenue for such Site as of such date (including site maintenance fees paid, license and easement fees and similar fees and revenues), less the sum, as of such date, of (i) current year annual real and personal property taxes (including payments in lieu of taxes), current year annual insurance expenses and ground lease payments, if applicable, annualized as of such date of determination with respect to such Site, and amounts payable to a

Third Party Owner under a Site Management Agreement, if applicable, (ii) trailing twelve (12) month expenses in respect of such Site for maintenance (including maintenance capital expenditures, which for each Site are assumed to be $700 (or $0, in the case of a Site subject to a Net Rent Tenant Lease) during such period), utilities, licenses and permits (excluding portfolio support personnel), and (iii) a Management Fee equal to the Management Fee Rate of the Annualized Run Rate Revenue for such Site. For purposes of clause (ii) of this definition, for any Additional Site or Additional Borrower Site, the calculation of the trailing twelve (12) month expenses shall be based on, at the time of, acquisition of such Site and through three (3) full calendar months thereafter, the applicable Borrower’s annual budgeted expenses in respect of such Site for maintenance (including maintenance capital expenditures, which for each Site are assumed to be $700 (or $0, in the case of a Site subject to a Net Rent Tenant Lease) during such period), utilities, licenses and permits (excluding portfolio support personnel), and following the third full calendar month following the acquisition of such Site and through the date that the Site ceases to be an Unseasoned Site, actual expenses in respect of such Site for maintenance (including maintenance capital expenditures, which for each Site are assumed to be $700 (or $0, in the case of a Site subject to a Net Rent Tenant Lease) during such period), utilities, licenses and permits (excluding portfolio support personnel) annualized based upon the number of full calendar months of ownership of such Site.

“Loan Documents” means this Loan Agreement, the Notes, the Deeds of Trust, the Assignment of Management Agreement, the Payment Guaranty, the Parent Guaranty, the Pledge Agreement, the Environmental Indemnity, the Financing Statements, the Cash Management Agreement, the documents listed on Schedule 6 and any and all other documents and agreements from the Borrowers, Guarantor, SBA Holdings, or Manager and accepted by Lender for the purposes of evidencing and/or securing the Loan.

“Net Rent Tenant Lease” means a Tenant Lease under which a Tenant is obligated to reimburse the Borrower for certain costs and expenses, including, among other things, site maintenance, utilities, real estate taxes, ground lease rents and the maintenance of property insurance.

“Scheduled Defeasance Payments” means payments on or prior to, but as close as possible to (i) each Due Date after the date of defeasance and through and including the first Due Date that is after the date for each Component that no Yield Maintenance is payable in respect of any prepayment of such Component in amounts equal to the scheduled payments due on such dates under the Loan Documents, including payment of any Workout Fees due under the Trust Agreement, and (ii) the first Due Date that is after the date for each Component of the Loan that no Yield Maintenance is payable in respect of any prepayment of such Component in an amount equal to the Principal Amount of the Loan and accrued interest thereon, including payment of any Workout Fees due under the Trust Agreement.

Section 6.07 Conditional Amendments. The parties hereto agree that the amendments to the Loan Agreement set forth in this Section 6.07 shall automatically become effective upon the payment in full of the principal of the Note corresponding to the 2010-1C Component and the Note corresponding to the 2010-2C Component and all accrued and unpaid interest thereon and the satisfaction of any other Obligations in respect of the 2010 Components.

(a) Conditions to any Loan Increase. The second sentence in Section 3.2(C) of the Loan Agreement shall be deleted in its entirety.

(b) Substitution of a Mortgaged Site.

The following words shall be deleted from Clause (C) of Section 11.5 of the Loan Agreement and replaced with a period: “contain such Lender protections as are contained in similar instruments accepted by Lender at Closing, and is accompanied by an estoppel or similar instrument reasonably satisfactory to Lender”.

(c) Substitution of Other Pledged Sites

Clause (M) of Section 11.6 shall be deleted in its entirety and replaced with “[Reserved.]”.

(d) Addition of an Additional Site or Additional Borrower Site.

(i) The following words shall be deleted from clause (ii) of Sections 11.7(A) and 11.7(B) of the Loan Agreement: “contain such Lender protections as are contained in similar instruments accepted by Lender at the Closing, and is accompanied by an estoppel or similar instrument reasonably satisfactory to Lender.”; and

(ii) Clause (vii) of Section 11.7(B) of the Loan Agreement shall be deleted in its entirety and replaced with “[Reserved.]”.

ARTICLE VII

AMENDMENT OF ORGANIZATIONAL DOCUMENTS

Section 7.01 Consent by Lender. The Lender consents to the amendments to the organizational documents of the Existing Borrowers in the forms set forth as Exhibit E hereto; provided, however, that, prior to the filing thereof, the Lender shall have received an opinion of counsel reasonably satisfactory to the Lender to the effect that the filing of any such amendment will not cause a taxable event for U.S. federal income tax purposes to any holder of a Certificate and an officer’s certificate to the effect that such amendment is permitted under the Loan Documents and that all conditions precedent related thereto have been satisfied.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Governing Law. THIS LOAN AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE CLOSING DATE BORROWERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS LOAN AGREEMENT SUPPLEMENT.

Section 8.02 Severability. In case any provision in this Loan Agreement Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.03 Counterparts. This Loan Agreement Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE IX

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 9.01 Applicability. The provisions of the Loan Agreement are hereby ratified, approved and confirmed, as supplemented by this Loan Agreement Supplement. The representations, warranties and covenants contained in the Loan Agreement (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Closing Date Borrowers and the Servicer on behalf of the Trustee, have caused this Loan Agreement Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

SBA PROPERTIES, INC., as Existing Borrower			SBA SITES, INC., as Existing Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA STRUCTURES, INC., as Existing Borrower			SBA INFRASTRUCTURE, LLC, as Additional Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA TOWERS USVI II, INC., as Additional Borrower			SBA MONARCH TOWERS III, LLC, as Additional Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Lawrence D. Ashley
	Name:	Lawrence D. Ashley
	Title:	Senior Vice President

Signature Page for Fifth Loan Supplement